U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENESIS HOLDINGS, INC.
(Name of small business issuer in its charter)

Nevada	6552	20-2775009
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

1625 Clover Hill Dr., Mansville, Texas 76063 (Address of principal executive offices)	(817) 477-3863 Telephone Number

National Registered Agents, Inc. of NV
1000 E. William St., Suite 204
Carson City, NV 89701
(775) 841-0644
(Name, address and phone number for agent for service)

Copies of all communications to:

Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 North Central Avenue, Suite 900
Phoenix, AZ 85012
Telephone: (602) 248-0088
Facsimile: (602) 248-2822

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed Maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value	6,300,000	$1.00	$6,300,000	$674.10

(1) Represents 3,300,000 shares of common stock being registered for resale by the selling stockholders and 3,000,000 shares of common stock to be registered for sale by the company.

(2) Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to Completion, dated September 15, 2006

GENESIS HOLDINGS, INC.
6,300,000 Shares
Common Stock

We are offering a maximum of 3,000,000 shares of our common stock for sale at $1.00 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 3,000,000 shares are sold, or (2) the one year anniversary of the date of this prospectus.

There is no public market for our common stock. Although we intend to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by us and the selling shareholders.

Concurrent with this offering, we are registering 3,300,000 additional shares of common stock for sale by five of our shareholders under the heading "Selling Security Holders" appearing at page 18. These selling shareholders will offer their stock at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices, or at privately negotiated prices. We will not receive any cash or other proceeds in connection with the sale by the selling security holders. The Securities and Exchange Commission may deem a selling security holder an underwriter under the Securities Act of 1933.

The offering price may not reflect the market price of our shares after the offering.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.
THIS OFFERING WILL TERMINATE ONE YEAR AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SEC. NONE OF THE PROCEEDS FROM THE SALE OF STOCK BY US OR THE SELLING SHAREHOLDERS WILL BE PLACED IN ESCROW, TRUST OR SIMILAR ACCOUNT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 15, 2006.

TABLE OF CONTENTS

PART I	5
ABOUT THIS PROSPECTUS	5
OUR BUSINESS	5
THE OFFERING	5
RISK FACTORS	5
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	13
DESCRIPTION OF BUSINESS	14
PLAN OF OPERATIONS	17
DESCRIPTION OF PROPERTY	18
SELLING SECURITY HOLDERS	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	21
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22
EXECUTIVE COMPENSATION	22
FINANCIAL STATEMENTS	23
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	23
EXPERTS	23

PART I
ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with information that is different from that contained in this prospectus. We and the selling shareholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information. Although we believe that these data and statistics are reasonable and sound, they have been prepared on the basis of underlying data to which we do not have access, and which we cannot independently verify.
SUMMARY INFORMATION AND RISK FACTORS.

The following summary contains basic information about our company and this offering. It does not contain all the information that is important to you in making an investment decision. You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus. Unless otherwise indicated, all information contained in this prospectus relating to our shares of common stock is based upon information as of September 1, 2006.
OUR BUSINESS

Our administrative office is located at 1625 Clover Hill Dr., Mansville, Texas 76063. Our registered statutory agent is National Registered Agents, Inc. of Nevada, located at 1000 E. William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is December 31. We are a Nevada C-corporation.

Genesis Holdings, Inc., fka AABB, Inc. (“Genesis Holdings”) emerged from bankruptcy as a former subsidiary of Diagnostic International, Inc., originally in the business of selling dietary supplements. It had no operations since June, 1999 until July 1, 2006 when it acquired Genesis Land, Inc., fka Genesis Land Development, LLC (“Genesis”). With this acquisition it is now focusing on real estate development. Genesis is a Nevada corporation whose sole business is the development of a 55 acre residential project in the greater Dallas area. Genesis Holdings is currently in the process of locating new real estate development companies and real estate projects for acquisition. Even with the recent slowing of the nationwide real estate market management believes it can acquire valuable companies and real estate projects in the southwest United States.
THE OFFERING

Resales by Selling Shareholders: We are registering common shares on behalf of five selling security holders. In the aggregate, the selling shareholders are offering up to 3,300,000 shares of common stock, par value $0.001. We will not receive any cash or other proceeds from the selling security holders’ sales of their respective shares. The aggregate amount of shares we are registering for the selling security holders represent approximately 15.2% of the total issued and outstanding shares of our common stock. See "Selling Security Holders."

Sales by the Company. We are registering 3,000,000 common shares reserved for issuance upon sale by the Company. We will receive all proceeds from the sale of these shares.

There are 21,780,226 common shares outstanding prior to the offering.

There is no public market for our common stock.
RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus before investing in our common stock. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the value of our common stock could decline, and you may lose all or part of your investment.

Except for historical information, the information contained in this prospectus and in our SEC reports are "forward looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

I. RISKS ASSOCIATED WITH OUR CURRENT STAGE OF BUSINESS

1. Management may not run the company in a profitable manner and you may lose your entire investment:

Our management has limited experience in our proposed areas of operation. It is unlikely that any of our officers or directors will have any direct experience in the business of any target company. Thus, the day-to-day operations of the businesses which we may become involved with will depend upon the abilities of outside management which we are presently unable to identify. Our officers and directors have limited experience in the evaluation of businesses for the purposes of conducting acquisitions or mergers. See "Directors, Executive Officers, Promoters and Control Persons."

2. We may not be able to locate and acquire suitable companies for our future acquisitions:

With the exception of Genesis Land, Inc. (“Genesis”), a Dallas-based residential development company, the Company has not yet identified any target company. While we plan on pursuing development companies or projects similar in size, scope and focus to Genesis, there is no assurance that we will be able to acquire companies or projects that are similarly situated, nor that we will be able to acquire land development companies in the southwest United States as we currently intend. Intense competition can be expected from existing, better financed and more established competitors, who are also seeking to create or purchase profitable businesses. Numerous other firms have substantially greater resources in locating and/or acquiring potential acquisition candidates. Management has limited previous experience in identifying suitable acquisition candidates.

3. We have a limited operating history in real estate development and therefore, predicting future performance is difficult:

Genesis Holdings, Inc. was formed on May 25, 1999, but until recently has had no operations. In July 2006 Genesis Holdings entered into a Merger Agreement with Genesis, whereby we acquired Genesis as a subsidiary in exchange for 19 million shares of common stock of Genesis Holdings issued to the Bankston Third Family Limited Partnership (“BTFLP”), the sole equity holder of Genesis. As a result of the Genesis acquisition, Genesis Holdings entered into the business of land development through Genesis. Because of its limited operating history, it will be difficult to predict or evaluate future profitability of Genesis Holdings.

4. We have incurred operating losses and could continue to do so, which could cause us to go out of business:

We have incurred net losses and experienced negative cash flow during our operating history. We could continue to incur losses in the future, which could result in an inability to continue to operate as a going concern and a total loss of your investment. See, "Financial Statements."

5. We may not have access to sufficient capital to pursue our acquisition strategies and therefore would be unable to achieve our planned future growth:

We intend to pursue a growth strategy that includes acquiring new companies. There is a risk that we will not have access to sufficient capital to pursue our acquisition strategies. We may take an extended period of time to locate and investigate specific target companies, and if one or more target companies are located, the negotiation and execution of the relevant agreements may require substantial time, effort and expense. Our ability to continue to make acquisitions will depend primarily on our ability to obtain additional private or public equity or debt financing. There can be no assurance that such financing will be available to make future investments.

6. We depend on key management personnel and the loss of any of them would seriously disrupt our operations:

The Board of Directors is responsible for managing Genesis Holdings. Our future success, including particularly the implementation of our acquisition growth strategy, is substantially dependent on the active participation of Jason Pratte and Don Bankston. The loss of their services could cause us to fail.

7. We have not yet identified any specific target businesses to acquire through a purchase or merger or any specific areas of real estate development that we intend to pursue:

We have not presently identified any specific target business to acquire through a purchase or merger or any specific types of real estate development, including location or size, on which we intend to focus. Our shareholders, including purchasers of the shares offered hereby, will have no opportunity to review or evaluate the target companies or projects with which we may choose to become involved. As of the date of this registration statement, there are no plans, proposals, arrangements or understandings with respect to any possible business combination or opportunity. In addition, although we intend to first pursue development opportunities in the southwestern United States, we are not certain whether such opportunities will be in residential, commercial or industrial applications. It is possible that any business we target will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the business.

8. We have not developed criteria for our proposed business acquisitions:

We have not developed and do not presently intend to develop criteria for the search and selection of a business or project acquisition. Thus, investors will have no prior indication as to the industries or businesses that we may acquire if we are able to finalize an acquisition. In some instances, the potential acquisition or merger candidate may not need substantial additional capital but instead would like to establish a public trading market for its shares through a combination with Genesis Holdings. A business attempting to consolidate its operations by a merger, reorganization, asset acquisition or some other form of combination with us may desire to do so to avoid perceived adverse consequences of undertaking a public offering itself.

9. We have not conducted research to determine whether there is demand in the market for a business combination with Genesis Holdings:

We have no market research to indicate that a demand exists for a merger or acquisition as contemplated by Genesis Holdings. Consequently, investors are relying exclusively upon the judgment of our directors and officers and their efforts in locating and selecting possible acquisition candidates.

10. We may be subject to the risks associated with a lack of diversification:

In the event we are successful in identifying and evaluating one or more suitable merger or acquisition candidates, of which there is no assurance, we may be required to issue shares of our common stock in an acquisition or merger transaction. Inasmuch as our capitalization is limited, it is unlikely that we will be capable of completing more than a limited number of mergers or acquisitions. Consequently, our potential lack of diversification may subject us to economic fluctuation within the real estate industry, which can be a very volatile industry.

11. Control of Genesis Holdings may change:

An acquisition involving the issuance of shares of our common stock may result in shareholders of the acquired business obtaining a significant interest in Genesis Holdings. This may result in a change in control of Genesis Holdings, which could result in the removal of our present officers and directors. No assurance can be given as to the experience or qualifications of any new management in the operation of any of our activities or in the operations of the business acquired.

12. We currently have limited staff for operations:

At present, we have no employees other than our sole officer. Each of our officers and directors has full time employment outside Genesis Holdings and will be available to participate in management decisions only on an "as needed" basis. None of our officers or directors have entered into written employment agreements with us and none is expected to do so in the foreseeable future. In the event of competing demands for their time, our officers and directors may grant priority to their full time positions rather than to us.

13. We may not disclose potential business combinations to investors:

If, during the offering period, we determine that a material acquisition is probable, a post-effective amendment to this Registration Statement, including audited financial statements of the company to be acquired, may be required. Otherwise, we do not intend to provide shareholders with complete disclosure documentation, including audited financial statements, concerning a target company and its business prior to merger or acquisition. Under Nevada law, a variety of corporate actions, including acquisitions, may be taken by holders of a majority of outstanding shares without notice or approval by remaining shareholders. Thus, purchasers of the shares offered hereby may not have the opportunity to review, approve or consent to the terms of an intended acquisition or business combination. In addition, consummation of a business combination may involve the issuance of authorized but unissued shares of our common stock. Purchasers in this Offering may not have the opportunity to approve or consent to such additional issuances of securities.

14. We may have further registration obligations:

Certain types of business combinations could require additional registration statements or post-effective amendments to this registration statement. Form 8-K requires the reporting of certain information regarding businesses acquired and the inclusion of certified financial statement of such companies. In these instances, the registration obligations would involve time and expense which may be borne by Genesis Holdings.

II. RISKS RELATED TO INVESTMENT IN A REAL ESTATE COMPANY

Although the Company does not presently intend to conduct any actual real estate or other operations directly, it does intend to pursue real estate development through its current subsidiary and pursue the acquisition of other real estate development companies. The Company may also create new subsidiaries to acquire specific real estate projects. The risks inherent to those companies or projects will affect the value of the Company’s shares. Accordingly, you should consider the risks associated with the investment in any company actively engaged in real estate projects, including the following:

15. We are subject to currently unforeseeable risks associated with our potential business combinations:

Upon consummating a business combination, we will become subject to the risks inherent in that business operation’s real estate segment. These risks are presently unknown and unforeseeable. We may be dependent upon existing or new management of the target company, and may thus lack the control necessary to adjust the direction of the business in the event such operating management is unable to cope with business problems that may arise. Because we may participate in a business combination with newly-organized firms or with firms which are attempting to expand through new real estate markets, we may face additional special risks associated with that specific real estate segment.

16. We may be subject to the risks associated with leveraged transactions:

The real estate industry typically relies on a high level of debt to finance the acquisition and development of real estate projects. It is possible that an acquisition or merger of a target or real estate project may be structured or consummated through the use of leverage. Leveraged transactions generally refer to the use of debt to acquire a business or assets. Typically, borrowed funds are used to purchase shares of selling shareholders, thus encumbering the assets and cash flow of the acquired business.

17. Our business will be negatively affected if we do not keep pace with the latest real estate development trends and consumer preferences:

End user real estate preferences are characterized by change. If we are unable to respond successfully to these developments or do not respond in a timely or cost-effective way, our business and operating results will be seriously harmed. Our success will depend, in part, on our ability to offer real estate products that keep pace with continuing changes in evolving industry standards and changing consumer preferences. In addition, we must recruit and retain professionals who are apprised of the preferences in each market segment we pursue.

18. You are investing in an unspecified property offering:

Other than the property already owned through our subsidiary, Genesis, specific real estate properties to be acquired by the Company have not been determined. Management will have complete discretion in making investments on behalf of the Company in a range of real estate, which may include portfolios and single properties. Consequently, prospective investors will not be able to evaluate for themselves the merits of the specific properties that may be acquired and may not like the properties acquired. You will not be entitled to a return of your investment if you do not like the properties purchased. The current property owned by the Company is located the Dallas metropolitan area.

19. Management has limited experience with real estate development:

Management of the Company has substantial experience in business, finance, management, and real estate investing. However, because Genesis has only been operating for a short period of time, a limited record of performance is available to measure the skill of management in developing the real estate owned by Genesis. Past performance of properties developed by management is no indication of the return this Company will produce. The loss of one or more of the officers may result in a material adverse effect on the Company.

Other than the real estate owned by Genesis, the real estate the Company intends to acquire has not yet been identified. Shareholders must rely on management to (i) investigate, negotiate and purchase real property suitable for the Company's overall strategy; (ii) obtain credit facilities at favorable rates and enter into the appropriate guarantees to obtain the mortgages required; (iii) develop, enhance and ultimately sell the Company's real estate at favorable prices; and (iv) manage the staff necessary to complete the tasks to minimize the costs involved, among other matters.

20. We may not be able to manage rapid growth and acquisition of substantial new opportunities effectively:

There can be no assurance that we will be able to manage the companies we acquire, or the real estate we acquire indirectly through our subsidiaries, effectively and the failure to do so may have an adverse effect on the financial condition and results of operations of the Company and could adversely affect the value of your investment in the Company.

21. We will have limited investment diversification and do not rely on mathematical formulas:

We currently have no diversification of the real property owned indirectly by us. You are investing in a holding company and not in a real estate investment trust ("REIT") in which the securities you would purchase would be secured by commercial mortgages. Our investment decisions are not made through reliance on sophisticated mathematical models or arbitrage programs. Instead, you are relying on the judgment of management alone to locate suitable properties which meet its own criteria.

The Company will be subject to risks incident to the ownership (directly or indirectly) of real estate, including: changes in general economic or local conditions, such as a decrease in demand for residential, commercial and industrial space due to a decrease in population or employment or changes in technology or adverse downturns in the general economy; changes to preferences that reduce the attractiveness of our properties to end users; fluctuation in mortgage rates, building ownership or operating expenses; costs associated with the need to periodically repair, renovate and re-lease improved property; rises and falls in undeveloped land values; costs of infrastructure, construction or other improvement costs; changes in supply or demand of competing properties in an area, such as an excess supply resulting from over building; changes in interest rates, zoning and other governmental regulations and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive; increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties; inflation; changes in tax laws and rates; and imposition or extension of rent controls by governmental authorities. It is anticipated that any real estate projects acquired directly or indirectly by the Company will have vigorous competition from similar properties in the vicinity. The success of the Company may depend upon the success of its subsidiaries in competing with similar businesses within the vicinity. In addition, if there are numerous other investors bidding for real property, some of them may have greater financial resources and more experience than the Company or its subsidiaries. There is generally limited publicly available information about such properties, and the Company must rely on the due diligence of management and the Company’s third party contractors and agents to obtain information in connection with the Company's investment decisions.

Acquisition of any properties entails risks that include the following, any of which could adversely affect our financial performance and the value of your investment in the Company. Our estimate of the costs of improving, repositioning or developing an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time. Our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or necessary improvements until after the property is acquired, which could significantly increase our total acquisition costs.

Investment in real estate involves a high degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative. The market for property in the United States tends to be cyclical, with periods in which the prices of properties rise and fall.

22.  Many real estate costs are fixed regardless of the increase in value on the underlying property:

Our financial results depend primarily on being able to add value and then sell properties to others on terms favorable to us. Many costs associated with real estate investment, such as debt service, real estate taxes and maintenance costs, generally are not reduced even when a property is not fully improved or used. Thus, even a small increase in the time to which a real estate project can be sold can result in a significant increase in the carry costs of the property. As a result, cash flow from the operations of our properties may be reduced if we encounter a delay in anticipated development. Additionally, new properties that we may acquire may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully developed and sold.

23. There is no assured market for properties and there is risk of illiquidity:

Liquidity relates to the ability of the Company to sell a property in a timely manner at a price that reflects the fair market value of that property. The illiquidity of properties may adversely affect the ability of the Company to dispose of such properties in a timely manner and at a fair price at times when the Company deems it necessary or advantageous. The timing and likelihood of liquidation events is uncertain and unpredictable and affected by general economic and property-specific conditions. There may not be a market, or the market may be very limited, for the real estate which the Company will try to sell, even though the Company makes appropriate efforts to cover the available market. Investments in real properties are generally not liquid. The real estate the Company owns and is targeting does not generate rents or cash flow of any kind and is dependent on sale of the real property. There can be no assurance that the Company will be able to dispose of its current and future properties within its anticipated time schedule or that the sales of such properties will be made at the prices projected by the Company.

24. We are subject to zoning and environmental controls:

Governmental zoning and land use regulations may exist or be promulgated that could have the effect of restricting or curtailing certain uses of the Company’s real estate. Such regulations could adversely affect the value of any of the Company's properties affected by such regulations. In recent years real estate values have also sometimes been adversely affected by the presence of hazardous substances or toxic waste on, under or in the environs of the property. A substance (or the amount of a substance) may be considered safe at the time the property is purchased but later classified by law as hazardous. Owners of properties have been liable for substantial expenses to remedy chemical contamination of soil and groundwater at their properties even if the contamination predated their ownership. Although the Company intends to exercise reasonable efforts to assure that no properties are acquired that give rise to such liabilities, chemical contamination cannot always be detected through readily available means, and the possibility of such liability cannot be excluded.

Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate property contaminations at any of the Company's properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole.

The uses of any of the Company's properties prior to our acquisition and the building materials used at the properties are among the property-specific factors that will affect how the environmental laws are applied to the Company's properties. Though we will attempt to determine the environmental condition of each property as part of our due diligence, we cannot be certain that this investigation will reveal all conditions that may impose an obligation on the Company to mitigate the environmental condition. If we were subject to environmental liability, such liability could adversely affect the value of your investment in the Company.

For instance, Genesis encountered a cemetery that was not found in the Phase I environmental report prepared for the Dallas area real estate. While the cemetery did not create major difficulties for Genesis, it did delay development of the real estate during the time period required for local and state authorities to investigate the cemetery and a court order had to be obtained to relocate the graves. The cost of moving the graves was paid by Genesis.

25. We are subject to uninsured losses:

The Company currently carries no comprehensive liability and casualty insurance and even if it obtains such insurance in the future, certain disaster insurance (such as earthquake insurance) may not be available or may be available only at prices which the Company deems prohibitive. In addition, losses may exceed insurance policy limits, and policies may contain exclusions with respect to various types of losses or other matters. Consequently, all or a portion of the Company's properties may not be covered by disaster insurance and insurance may not cover all losses.

26. We cannot control certain factors affecting performance and value:

The economic performance and value of our real estate assets will be subject to the risks described below that are normally associated with changes in national, regional and local political, economic and market conditions. The economic condition of our markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect the Company's performance in that market. These factors may adversely affect the ability of our customers to buy our real estate. Other local economic conditions that may affect the performance and value of the properties include the local economy of a given real estate project; competition for buyers, including competition based on attractiveness and location of the property; and the quality of amenities a project has to offer. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in a decline in the liquidity of the Company's properties), declines in housing purchases and the availability of financing. Adverse changes in any of these factors, each of which is beyond the control of the Company, could reduce the cash flow that we receive from our properties, and adversely affect the value of your investment in the Company.

27. We are subject to competition:

The Company's success will largely depend on its ability to identify and negotiate the acquisition of quality properties that meet its criteria. The Company may be competing against other developers, real estate investment partnerships, real estate investment trusts, institutional investors, and individual investors, many of whom will have substantially greater financial resources than the Company.

28. As a developer of residential property, we are subject to risks affecting the homebuilding industry:

The homebuilding industry is substantially affected by changes in national and general economic factors outside of our and the homebuilders’ control, such as:

•	short and long term interest rates;

•	the availability of financing for homebuyers;

•	consumer confidence (which can be substantially affected by external conditions, including international hostilities involving the United States);

•	federal mortgage financing programs; and

•	federal income tax provisions.

The cyclicality of the homebuilding industry is also highly sensitive to changes in economic conditions that can occur on a local or regional basis, such as changes in:

•	housing demand;

•	population growth;

•	employment levels and job growth; and

•	property taxes.

Weather conditions and natural disasters such as earthquakes, hurricanes, tornadoes, floods, droughts, fires and other environmental conditions can harm homebuilding on a local or regional basis. Civil unrest can also have an adverse effect on the homebuilding industry.

Fluctuating lumber prices and shortages, as well as shortages or price fluctuations in other important building materials, can have an adverse effect on the homebuilding industry. Similarly, labor shortages or unrest among key trades, such as carpenters, roofers, electricians and plumbers, can delay the delivery of homebuilders’ homes and increase their costs. Rebuilding efforts underway in the gulf coast region of the United States following the destruction caused by the two devastating hurricanes there in the summer of 2005 may cause or exacerbate shortages of labor and/or certain materials.

The difficulties described above can cause demand and prices for homebuilders’ homes to diminish or cause them to take longer and incur more costs to build their homes. In addition, some of the difficulties described above could cause some homebuyers to cancel their home purchase contracts altogether. Any decrease in the number or price of new homes being sold in our markets may reduce the revenue generated by the Company.

The homebuilding industry is cyclical, and is experiencing a downturn. A decline in the prices for new homes would have an adverse effect on the homebuilding industry, and on the revenues to be generated by the Company. Many analysts believe the homebuilding industry is in the early stages of a prolonged downturn nationwide. In many markets nationwide, new home prices have declined in recent months.

III. RISKS ASSOCIATED WITH DEBT FINANCING

Debt financing carries risks of refinancing difficulties, loss of mortgaged properties, reduced ability to obtain new financing and increases in interest. Moreover, conduit and mezzanine lenders may require cross-collateralization that would put non-leveraged properties at risk of foreclosure.

29. Inability to make secured debt payments could result in loss of mortgaged property:

The Company does not have any debt on its Dallas property as of the date of this Prospectus, but may use debt financing in connection with future properties. If we cannot meet our secured debt obligations, the lender could take the collateral and we would lose both the secured property and the income, if any, it produces. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations. The Company (through a subsidiary) could have to pay substantial legal costs in connection with foreclosure of a property, and thus be subject to a deficiency judgment if the foreclosure sale amount is insufficient to satisfy the mortgage.

30. Rising interest rates could adversely affect cash flow:

We may borrow money at variable interest rates in the future to finance operations. Increases in interest rates would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt.

IV. RISKS RELATED TO THIS OFFERING

31. There is no market for our common stock:

As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to sell their shares for any reason. The OTC Bulletin Board is a limited market and subject to substantial restrictions and limitations in comparison to the NASDAQ system. Any broker/dealer that makes a market in our stock or other person that buys or sells our stock could have a significant influence over its price at any given time.

32. If publicly traded, our stock price could be very volatile:

The market price of common stock quoted for trading on the OTC Bulletin Board can be highly volatile and may continue to be volatile in the future. Any or a combination of the following factors could cause the public market value of our common stock to decline quickly:

• operating results that differ from market expectations;
• negative or other unanticipated results of the operations of our subsidiary, Genesis;
• delays identifying targets;
• rapid changes in the real estate markets we pursue;
• changes in government regulations;
• changes in lending rates; and,
• general economic and stock market conditions.

The stock market has experienced, and it may continue to experience, significant price and volume fluctuations. These fluctuations have particularly affected the market prices of equity securities of many small capitalization companies that are not yet profitable or that experience low or inconsistent earnings. Often, the affect on the price of such securities is disproportionate to the operating performance of such companies. In our case, such broad market fluctuations may adversely affect your ability to dispose of your shares at a price equal to or above the price at which you purchased such shares.

33. Other security holders may be able to sell their securities at any time and at any price they determine causing the public market for the common stock, should one develop, to drop; sales of our shares by the selling security holders in this offering may make it difficult for us to sell shares in the offering:

Approximately 680,226 shares of our common stock are held by non-affiliated security holders who may be able to offer and sell their shares at a price and time determined by them, pursuant to Rule 144. The timing of sales and the price at which the shares are sold by these security holders could cause the price of your shares if sold in the public market for the common stock, should one develop, to drop. Upon completion of this offering we will have outstanding 24,780,226 shares of common stock if all the shares offered are sold. Of these shares, the shares of common stock sold in this offering and the concurrent selling security holders' offerings will be freely tradable in the public market without restrictions or further registrations under the 1933 Act. Thus, concurrent with the offer and sale of shares of our common stock described in this Prospectus, our selling security holders may offer 3,300,000 shares of our common stock for sale in a non-underwritten offering by this Prospectus. Sale of a substantial number of shares of our common stock in the public market by our selling security holders concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital by preventing us from selling all of the shares in the offering.

34. There is no minimum purchase requirement. therefore we may receive little or no funding from this offering. If only a minimal amount of shares are sold, you will hold shares in a company that is substantially undercapitalized and controlled by insiders:

Purchasers should realize that all sales will be final and no proceeds will be returned to any purchasers regardless of how few shares are sold and proceeds raised. Should we raise only a minimal amount through this public offering, and since we will not receive any of the proceeds from the sales by the selling security holders, we will rely upon our officers and directors, one of whom is our major shareholder, to cover operating costs and provide the professional expertise to keep us operational until such time as we can raise the funds necessary to proceed with our planned operations.

35. We do not currently intend to pay any dividends and it is likely that you will not receive dividends on your shares due to dividend and redemption provisions of Nevada law:

We are prohibited by Nevada law from paying any dividends or redeeming any of our capital stock if we do not have retained earnings or capital surplus equal to the amount of the proposed dividend or redemption payment. Because of these restrictions, we cannot be assured that we will be able to pay any dividends. Genesis Holdings intends to retain earnings, if any, for the foreseeable future to fund the development and growth of the business.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this registration statement may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This registration statement contains forward-looking statements, including statements regarding, among other things, (a) our growth strategies, (b) anticipated trends in our industry, (c) our future financing plans and (d) our anticipated needs for working capital. These statements may be found under “Plan of Operations” and “Description of Business,” as well as in this registration statement generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this registration statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this registration statement will in fact occur.

USE OF PROCEEDS

We will not receive any cash proceeds from the sale of shares by the selling security holders.

If all the shares being offered by the Company are sold, the net proceeds to Genesis Holdings from the sale of the shares of common stock offered hereby are estimated to be approximately $2,900,000, after deduction of estimated offering related expenses, consisting of legal and accounting fees, copying, filing fees and postage. Genesis Holdings intends to use these proceeds to acquire new real estate through our existing and any future subsidiaries. We cannot predict whether or not any shares at all will be sold in this offering.

We believe that if we sell at least 10% of the offering we can begin to put our business plan into effect although this amount will be insufficient to meet our needs over the next 12 months. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit the amount we spend on pursuing and acquiring targets.

The working capital reserve may be used for general corporate purposes to operate, manage and proceed with our proposed operations, including travel expenses, labor costs, office supplies, office furniture and equipment, advertising or promotion, equipment maintenance and other administrative costs. Travel expenses include airline tickets and hotel accommodations for management to attend meetings with potential business contacts, and other business travel expenses, such as meals. We presently have no commitments or agreements to hire employees and are not involved in any negotiations.

If the amounts set forth in the use of proceeds table prove to be insufficient to proceed with our business as planned, we may, in the future, seek additional funds through loans or other financing arrangements.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.
DETERMINATION OF OFFERING PRICE

The offering price of the shares has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the excess of the public offering price per share of common stock over the as adjusted net tangible book value per share of common stock after this offering. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

At June 30, 2006, we had a pro forma net tangible book value of approximately $929,688, or approximately $0.04 per share based on 21,780,226 shares issued and outstanding on a pro forma basis. After taking into account the estimated net proceeds from this offering of $2,900,000, our net tangible book value at June 30, 2006 would have been approximately $3,829,688, or $0.18 per share. This represents an immediate increase of $0.14 per share to existing shareholders and immediate dilution of $0.82 per share, or 82%, to the new investors who purchase units in this offering. The following table illustrates this per share dilution:

Estimated public offering price per share	$1.00
Pro forma net tangible book value per share at June 30, 2006	$0.04
Increase in net tangible book value per share attributable to new investors	$0.14
Net tangible book value per share after the offering	$0.18
Dilution per share to new investors	$0.82

The following table summarizes as of June 30, 2006 the differences between the existing shareholders and the new investors with respect to the number of shares purchased, the total consideration paid and the average price per share paid:

	Shares Purchased			Total Consideration
	Number		Percent	Amount		Percent	Average Price Per Share
Founders, executive officers and directors(1)	19,980,226		80.6%	$251,000		7.7%	$0.01
Other existing stockholders	1,800,000	(3)	7.3%	$1,800	(2)	*	$0.001
New investors	3,000,000		12.1%	$3,000,000		92.2%	$1.00	(4)
Total	24,780,226		100%	$3,252,800		100%

(1)   Includes shares owned by Larry Don Bankston and all shareholders who received shares upon the formation of Genesis Holdings by the bankruptcy court.

(2)   Includes the value of services rendered for stock.

(3)   Includes William Lane, RD Bickerstaff, Laura Poulson and Heritage West Capital.

(4)   Estimated public offering price.

* Less than one percent.

DESCRIPTION OF BUSINESS

Genesis Holdings, Inc. was incorporated in Nevada on May 25, 1999 as part of the reorganization of Diagnostic International, Inc. which had filed under Chapter 11 of the United States Bankruptcy Code. At that time and until July 1, 2006, Genesis Holdings has had no operations and was considered a development stage company as defined in FASB No. 7. Genesis Holdings was formed specifically to be a publicly held reporting corporation for the purpose of either merging with or acquiring an operating company with assets and some operating history. 980,226 shares of common stock of Genesis Holdings were issued to certain and various creditors of Diagnostic International, Inc. pursuant to the Plan of Reorganization confirmed by the Bankruptcy Court on May 25, 1999. Among those original shareholders was Marathon Investors, a company controlled by Larry Don Bankston. Mr. Bankston is a partner of the Bankston Third Family Limited Partnership which was the sole member of Genesis Land Development, LLC prior to the acquisition of Genesis by Genesis Holdings as part of which it received 19 million shares of common stock of Genesis Holdings.

Genesis Holdings does not currently have any products or services. Genesis Holdings is a holding company and, as such, it plans to acquire interests in other companies. Genesis Holdings does not have the need for any government approval of its services. There is no government regulation on the business. There was no research and development activity. Genesis Holdings does not have any products or services that are affected by environmental laws.

Genesis Land Development, LLC was organized in Texas on September 8, 2003 for the purpose of developing a 55.509 acre tract of land within the Dallas metro area. Genesis acquired the land from Larry Don Bankston whose family partnership was also a founding member of Genesis on September 30, 2003, at which time the land was valued at $744,634. Genesis obtained a $3,625,000 loan from a local bank and a promissory note in the original principal amount of $417,000 to improve the land and develop it into 172 residential lots known as Bankston Meadows. Genesis began selling finished lots on or around July, 2005, has sold approximately 116 lots to date, and expects to be fully divested of the lots by the fourth quarter of 2007.

The 116 lots sold to date were sold to Well Homes, Inc. under the Agreement of Purchase and Sale between Genesis and Well Homes, dated June 3, 2005. This agreement provides for the sale of 172 lots to Well Homes at $38,500 per lot, with a 6% price increase each year commencing on June 13, 2006. Without the price increase, the total purchase price for all 172 lots would be $6,622,000. The first closing under the agreement occurred on July 11, 2005, when Well Homes purchased 60 lots at $38,500 per lot. On January 13, 2006, Well Homes purchased 28 lots at $38,500 per lot and in July 2006 Well Homes purchased an additional 28 lots at $40,810 per lot. Subsequent closings are scheduled to occur every six months, with 28 lots to be purchased at each closing until all 172 lots have been purchased. As part of the agreement, Well Homes was granted a right of first refusal to purchase up to half of the lots in any future phases of the Bankston Meadows development on terms identical to those in the existing agreement, except that the price of the lots will be the lower of the price provided in the existing agreement plus 10% or the price at which the lots in Phase II of Bankston Meadows will be available for purchase in the open market.

Genesis obtained a Land Development Loan from Texas Bank in the principal amount of $3,625,000 dated October 1, 2003, and the proceeds of this loan were used to develop the land into the finished lots being sold to Well Homes. As of the date of this Prospectus, this loan, which was secured by the land, had been fully repaid by Genesis using proceeds from the sale of the lots. Genesis also had a promissory note from Texas Bank, which was funded October 13, 2004 and was also secured by the land. Genesis repaid this note early on January 13, 2006.

The only additional costs associated with the ownership of the lots are commission and fees which will be due upon the sale of the lots and real estate taxes and similar ownership expenses which will arise until the lots are fully divested.

Plan for Acquisition of Targets by Genesis Holdings

Genesis Holdings intends to acquire real estate development companies in exchange for a combination of Company stock, cash and/or debt. Initially, management expects to target companies with real estate projects similar in size, nature and scope of that recently completed by Genesis. It will first target the Dallas, Texas metro area and then expand its search throughout Texas and the southwest United States. Management will also consider the acquisition of specific real estate projects through one or more subsidiaries and could enter into joint ventures with land owners, financing sources or other developers. Management will initially focus its search on residential development opportunities, but is willing to consider suitably sized commercial or industrial real estate opportunities if it is not able to acquire residential real estate operations. Similarly, management may investigate targets outside the southwest United States if suitable local targets are not available.

We expect to acquire target companies that are generally in the business of developing raw land into finished residential lots, which are then sold to either production or semi-custom homebuilders or individuals in the market for custom home lots.

Management expects to, but has not yet developed specific potential acquisition targets and will rely on outside agents and consultants to help it identify such targets. However, we expect to select acquisition targets based upon a variety of factors, including:

•	internal and external demographic and marketing studies;

•	suitability for development during the time period of one to five years from the beginning of the development process to the last closing;

•	financial review as to the feasibility of the proposed project, including projected value created, profit margins and returns on capital employed;

•	the ability to secure governmental approvals and entitlements;

•	environmental and legal due diligence;

•	competition in the area;

•	proximity to local traffic corridors and amenities; and

•	management's judgment as to the real estate market and economic trends and our experience in a particular market.

Markets and Product Description

We will have to evaluate a number of factors in determining which geographic markets to enter or in which markets to concentrate our development activities. We expect to anticipate swings in economic and real estate conditions by evaluating such statistical information as:

•	the historical and projected growth of the population;

•	the number of new jobs created or projected to be created;

•	the number of housing starts in previous periods;

•	building lot availability and price;

•	housing inventory;

•	level of competition; and

•	home sale absorption rates.

We intend to generally seek to differentiate ourselves from our competition in a particular market with respect to the financing terms we can offer in comparison to various lending institutions or investors with fewer liquidity options. In determining our product mix we will have to consider demographic trends, demand for a particular type of product, margins, timing and the economic strength of the market.

We intend to strive to develop a design and marketing concept for each of our projects, which includes determination of size, style and price range of the lots, layout of streets, layout of individual lots and overall community design. The product line offered in a particular project depends upon many factors, including the developed lots generally available in the area, the needs of a particular market and our cost of lots in the project.

Land Acquisition and Development

We expect our subsidiary companies will acquire undeveloped land without all necessary entitlements. The term "entitlements" refers to development agreements, tentative maps or recorded plats, depending on the jurisdiction within which the land is located. Entitlements generally give a developer the right to obtain building permits upon compliance with conditions that are usually within the developer's control. Although some entitlements are often obtained prior to the purchase of land, we are still required to obtain a variety of other governmental approvals and permits during the development process.

Management believes that its business requires in-depth knowledge of local markets in order to acquire land in desirable locations and on favorable terms, to engage subcontractors, to plan communities keyed to local demand, to anticipate customer tastes and price ranges in specific markets and to assess the regulatory environment. Accordingly, when examining a potential target, we will look carefully at the experience of the target’s management.

The development process generally consists of three phases: land acquisition; land development and construction; and sale or lease. The development cycles vary depending on the extent of the government approvals required, the size of the development, necessary site preparation, weather conditions and marketing results. When feasible, we will seek to acquire land positions through the use of options. In pursuing acquisitions, we intend to consider such factors as: current market conditions, with an emphasis on the prices of comparable sales, expected sales rates, proximity to metropolitan areas, population, industrial and commercial growth patterns, estimated costs, customer preferences and environmental and regulatory matters. We intend to employ standards for assessing all proposed purchases based, in part, upon after tax cash flow and overall return on investment. We hope to minimize and defer all expenditures for purchases by utilizing options, phasing land purchases and development, and relying upon non-recourse seller financing or third party lenders. In addition, we may emphasize pre-sales in our developments versus speculative inventory.

The Company expects its subsidiaries will act as the general contractors for their developments and hire subcontractors for all production activities. The use of subcontractors enables the developer to reduce its investment in direct labor costs, equipment and facilities. The Company expects to price product only after if has entered into contracts for the construction with subcontractors, an approach which will improve our ability to estimate costs accurately.

Sales Process

Sales by the Company are generally made pursuant to a standard sales contract, which generally requires a customer deposit at the time of execution and an additional payment upon required approvals. Sales may also be made through option contracts in lieu of a binding sale. Subject to particular contract provisions, the Company generally permits customers to cancel their obligations in the event approvals are unobtainable within a specified period of time.

Competition and Market Factors

The real estate residential development industry in the United States, however, is highly competitive and fragmented. In each market area we may enter, there are numerous developers with which we compete. We expect to compete on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous large and small developers, including some developers with nationwide or regional operations and greater financial resources and/or lower costs than us.

We plan to compare favorably to other builders in the markets in which we operate, due primarily to:

•	our responsiveness to market conditions, enabling us to capitalize on the opportunities for advantageous land acquisitions in desirable locations; and

•	our reputation for quality design, construction and service.

The residential real estate industry is cyclical and is affected by a number of economic and other factors including: (1) significant national and world events, which impact consumer confidence; (2) changes in the costs of building materials and labor; (3) changes in interest rates; (4) changes in other costs associated with home ownership, such as property taxes and energy costs; (5) various demographic factors; (6) changes in federal income tax laws; (7) changes in government mortgage financing programs, and (8) availability of sufficient mortgage capacity. In addition to these factors, our business and operations could be affected by shifts in demand for new homes.

Government Regulation and Environmental Matters

During our development of properties, we will be required to obtain certain entitlements which will add value to the land. Control of that process may often be beyond our control. The length of time necessary to obtain required permits and approvals affects the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. Several governmental authorities have imposed impact fees as a means of defraying the cost of providing certain governmental services to developing areas. We do not believe the governmental approval processes discussed above will have a material adverse effect on our development activities, and indeed all developers in a given market face the same fees and restrictions. There can be no assurance, however, that these and other restrictions will not adversely affect us in the future.

We may also be subject to periodic delays or may be precluded entirely from developing communities due to building moratoriums or "slow-growth" or "no-growth" initiatives or building permit allocation ordinances which could be implemented in the future in the states and markets in which we operate. The moratoriums generally could adversely affect any of our projects—particularly if they arise from health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. These fees will normally be established, however, when we receive recorded final maps and building permits. Our operations are subject to building, environmental and other regulations of various federal, state and local governing authorities. Our compliance with federal, state, local and foreign laws relating to protection of the environment has had, to date, no material effect upon capital expenditures, earnings or competitive position. More stringent requirements could be imposed in the future on homebuilders and developers, thereby increasing the cost of compliance. These laws may result in delays, cause us to incur substantial compliance and other costs, and prohibit or severely restrict development in certain environmentally sensitive regions or areas.

PLAN OF OPERATIONS

The following discussion should be read in connection with Genesis Holdings’ financial statements and related notes thereto included elsewhere in this Prospectus.

OVERVIEW

Genesis Holdings was organized for the purpose of acquiring an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation. On July 1, 2006, Genesis Holdings acquired Genesis Land, Inc., a Nevada corporation, as a wholly owned subsidiary of Genesis Holdings. Now, the primary activity of Genesis Holdings is to oversee the operations of Genesis and to acquire wholly owned subsidiaries in a variety of real estate areas.

Genesis Holdings may obtain funds for additional acquisitions by private placement, equity or debt issues. Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition. Investors will entrust their investment monies to Genesis Holdings’ management before they have a chance to analyze any ultimate success which is heavily dependent on Genesis Holdings’ management, which will have virtually unlimited discretion in new acquisitions.

PLAN OF OPERATIONS

Genesis Holdings intends to acquire real estate development companies in exchange for a combination of Company stock, cash and/or debt. Initially, management expects to target companies with real estate projects similar in size, nature and scope of that recently completed by Genesis. It will first target the Dallas, Texas metro area and then expand its search throughout Texas and the southwest United States. Management will also consider the acquisition of specific real estate projects through one or more subsidiaries and could enter into joint ventures with land owners, financing sources or other developers. Management will initially focus its search on residential development opportunities, but is willing to consider suitably sized commercial or industrial real estate opportunities if it is not able to acquire residential real estate operations. Similarly, management may investigate property companies outside the southwest United States if suitable local property companies are not available.

We expect to acquire target companies that are generally in the business of developing raw land into finished residential lots, which are then sold to either production or semi-custom homebuilders or individuals in the market for custom home lots.

Management expects to, but has not yet developed specific potential acquisition targets and will rely on outside agents and consultants to help it identify such targets. However, we expect to select acquisition targets based upon a variety of factors, including:

•	internal and external demographic and marketing studies;

•	suitability for development during the time period of one to five years from the beginning of the development process to the last closing;

•	financial review as to the feasibility of the proposed project, including projected value created, profit margins and returns on capital employed;

•	the ability to secure governmental approvals and entitlements;

•	environmental and legal due diligence;

•	competition in the area;

•	proximity to local traffic corridors and amenities; and

•	management's judgment as to the real estate market and economic trends and our experience in a particular market.

DESCRIPTION OF PROPERTY

Genesis Holdings does not currently own any property, although its subsidiary Genesis owns the approximately 55.5 acre parcel (less lots already sold) in Texas described above. Our principal administrative offices are located at 1625 Clover Hill Dr., Mansville, Texas 76063. Our offices are located in the home of an affiliate of the Company, and the Company does not pay any rent for the use of this space .Since Genesis Holdings is incorporated in Nevada it is required to maintain a resident office in that state in which corporate documents are available. The resident office is located at 1000 E. William St., Suite 204, Carson City, NV 89701. No activities take place in the resident office. All other activities have been consolidated to the facilities described above.

SELLING SECURITY HOLDERS

Bankston Third Family Limited Partnership (“BTFLP”) acquired its shares on July 1, 2006 through the Company’s acquisition of Genesis, effected through a private placement made pursuant to §4(2) of the Securities Act of 1933. William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital acquired their shares on January 1, 2006, in an offering made pursuant to §4(2) of the Securities Act of 1933.

On behalf of the above-described selling security holders, we are registering an aggregate of 3,300,000 common shares currently outstanding. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holder.

William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital are consultants to the company. See, “Certain Transactions.”

Name & Amount Being Registered	Total Number of Shares Owned Currently	% Owned Prior to Offering	Number of Shares Owned After Offering	% Owned After Offering
Bankston Third Family Limited Partnership 1,500,000 common shares	19,000,000	87.2%	17,500,000 (1)	70.6%
William Lane 570,000 common shares	570,000	2.6%	0	*
RD Bickerstaff 1,050,000 common shares	1,050,000	4.8%	0	*
Laura Poulson 130,000 common shares	130,000	*	0	*
Heritage West Capital 50,000 common shares	50,000	*	0	*

(1) Does not include 300,000 shares of common stock owned by Larry Don Bankston who is a partner in the Bankston Third Family Limited Partnership.

* Less than one percent

PLAN OF DISTRIBUTION

Sales by the Selling Security Holders. We are not aware of any plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the shares being offered for sale by the selling security holders. If such participation develops, the registration statement will be amended to identify such persons.

The selling security holders may sell the common shares offered hereby in one or more transactions (which may include "block" transactions) in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling security holders may effect such transactions by selling the shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both. The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Genesis Holdings is not aware of any current or future plans, proposals, arrangements or understandings by the selling security holders to distribute its registered shares of common stock of Genesis Holdings to its outstanding shareholders. Genesis Holdings is not aware of any plans, arrangements or understandings by the selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Genesis Holdings will receive no portion of the proceeds from the sale of the common shares by the selling shareholders and will pay all of the costs relating to the registration of this offering (other than any fees and expenses of counsel for the selling security holders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be paid by the respective selling security holder.

Sales by the Company. In order to comply with the securities laws of certain states, if applicable, the shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The shares in this offering will be sold by the efforts of our sole officer and directors, Jason Pratte and Don Bankston. Neither of them will receive any commission from the sale of any shares. Nor will either of them register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

1. No selling person is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

2. No selling person is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

3. No selling person is, at the time of participation, an associated person of a broker-dealer, and

4. Each selling person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that the person (A) primarily performs or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $100,000. This includes:

Attorney fees	$50,000.00
CPA fees	__,000.00
Consultant fees	__,000.00
SEC filing fee	674.10
NASD filing fee	0.00
Transfer agent	__,000.00
Material fees (postage, copies)	__,000.00
Total	$100,000.00

The offering will terminate on or before the date that is one year after the effective date of this registration statement.

This offering will commence on the date of this prospectus. The offering will terminate on the earlier of the one year anniversary of the date of this prospectus or the sale of all the shares of common stock that are being offered. In addition, we may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. The offering may be terminated, for example, because the market price of the common stock is less than the offering price which would impede our ability to sell the offered shares. There is no minimum number of shares that we are required to sell.
LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby were passed upon by Keller Rohrback, PLC.

LEGAL PROCEEDINGS

Genesis Holdings is not currently involved in any litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and the officers and directors named below are not acting on behalf of, or at the direction of, any other person.

Name	Age	Position
Jason Pratte		CEO, CFO, President, Director
Don Bankston		Director

Jason Pratte: Since April 2001, Mr. Pratte has served as the Chief Executive Officer of Aerobic Life, a nutritional supplement company in Phoenix, Arizona. In February of 2006, Mr. Pratte began serving as a board member of Life Development Institute, a non-profit educational institution based in Arizona. Aerobic Life is one of the nation’s largest distributors of dietary supplements to single location and small chain health food stores. Mr. Pratte earned a BA degree from Baylor University in Texas.

Don Bankston: Since 1985, Mr. Bankston has been the Chief Executive Officer of Bankston Electric Company, Inc. (BECI), a commercially licensed electrical contracting company based in Texas. BECI serves the Dallas and Fort Worth metropolitan area providing services in new construction, remodeling, repair and trouble call related electrical services including today’s latest computerized motor controls, equipment and appliance applications. Mr. Bankston created Genesis Land Development, LLC with two partners in July 2003. In July 2004 Mr. Bankston bought out the two other partners and owned the company exclusively until its merger with AABB. Genesis Land Development completed its first residential development in 2005, which consisted of the 55 acre, 172 lot “Bankston Meadows” development.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Genesis Holdings’ common and preferred stock by those persons known by the Company to beneficially hold more than 5% of Genesis Holdings’ outstanding common stock, and by all of Genesis Holdings’ directors and executive officers for the previous year as a group, as of September 1, 2006.

Security ownership of certain beneficial owners:

Title of Class	Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	Bankston Third Family Limited Partnership 1625 Clover Hill Dr. Mansville, TX 76063	19,300,000(3)	88.6%
Common Stock	Directors and Officers as a group, 2 people	19,300,000	88.6%

(1) All of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2) The "Percentage of Class" is calculated by dividing the amount of shares beneficially owned by the sum of the total outstanding shares of common stock of the Company.

(3) Includes shares held by Marathon Investors, a company controlled by Larry Don Bankston, a partner in the Bankston Third Family Limited Partnership.

DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital common stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, there are 21,780,226 shares of common stock issued and outstanding, which are held of record by approximately 1175 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.
CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada law. The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 1, 2006, Genesis Holdings entered into a Merger Agreement with Genesis Land Development, LLC to acquire Genesis Land Development, LLC as a wholly-owned subsidiary in exchange for the issuance of 19,000,000 shares of Genesis Holdings common stock.

On January 1, 2006, Genesis Holdings entered into Consulting Agreements with William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital, whereby William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital agreed to provide consulting services to the Company for a one-year period. In exchange for entering into the agreement and performing the services required thereby, William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital received an aggregate of 1,800,000 shares of common stock in the Company. The Company is not required to make any additional payments to William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital, but is responsible for reimbursing certain expenses incurred to William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital during the performance of their duties.

Genesis entered into seven notes payable dated from January 28, 2005 through April 29, 2005 payable to Larry Don Bankston. The loans bear interest at a rate of 7%. Principal is due on demand. The principal and accrued interest balance at June 30, 2006 was $314,404. These notes have not been documented in writing.

On September 30, 2003, Larry Don Bankston contributed the Dallas real estate to Genesis.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
COMMON STOCK

Our authorized capital common stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, there are 21,780,226 shares of common stock issued and outstanding, which are held of record by approximately 1175 holders.

DIVIDEND POLICY

To date, Genesis Holdings has not paid any cash dividends on its common stock. Genesis Holdings currently intends to retain all of its future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.
MARKET INFORMATION

As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning his participation in the after-market for our securities. Management does not intend to initiate any discussions until we have raised enough capital to conduct our business. There is no assurance that a trading market will ever develop or, if a market does develop that it will continue.
EXECUTIVE COMPENSATION

Name and Principal Position	Year	Salary	All Other Compensation
Jason Pratte, CEO	2003	0	0
	2004	0	0
	2005	0	0

There was no compensation paid to any other director or officer during the fiscal years ended December 31, 2003-2005. Genesis Holdings does not expect to pay any officer, director, or employee in excess of $100,000 in salary and benefits in 2006.

FINANCIAL STATEMENTS

The required financial statements can be found on the following pages:

AABB, Inc. Unaudited Financial Statements as of June 30, 2006	Page 24
AABB, Inc. Audited Financial Statements as of December 31, 2005	Page 30
Genesis Land Development, LLC Unaudited Financial Statements as of June 30, 2006	Page 38
Genesis Land Development, LLC Audited Financial Statements as of December 31, 2005	Page 46

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Board of Directors has retained the firm of Weaver & Martin, LLC, independent certified public accountant, to serve as auditor for the fiscal year ending December 31, 2005.

EXPERTS

The financial statements for the Company as of December 31, 2005 included in this prospectus have been audited by Weaver & Martin, LLC, independent public accountant, as indicated in its report with respect thereto, such statements and are herein included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.

WHERE YOU CAN FIND MORE INFORMATION

In connection with the shares offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits. For further information with respect to our shares and us you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Securities and Exchange Commission’s public reference facilities, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and at its regional offices located at 233 Broadway, 16th Floor, New York, New York 10279, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

AABB, INC.
CONDENSED BALANCE SHEETS
(A DEVELOPMENT STAGE COMPANY)
JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005
ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

LIABILITIES
Accounts payable	$5,704	$-

STOCKHOLDERS’ (DEFICIT)
Common stock, $0.001 par value
Authorized - 25,000,000 shares
Issued and outstanding - 2,780,226 shares
at June 30, 2006 and 980,226 shares at June 30, 2005	2,780	980
Additional paid-in capital	15,918	2,000
Deficit accumulated during the development stage	(24,402)	(2,980)

TOTAL STOCKHOLDERS’ (DEFICIT)	(5,704)	-
TOTAL LIABILITIES AND
STOCKHOLDERS’ (DEFICIT)	$-	$-

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
AND FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO JUNE 30, 2006
(UNAUDITED)

	Six Months Ended June 30,				May 25, 1999 (Date of Inception) to
	2006		2005		June 30, 2006

REVENUES		$-		$-	$-

OPERATING EXPENSES		21,422		2,000	(24,402)

NET (LOSS)	$	(21,422)	$	(2,000)	$ (24,402)

NET (LOSS) PER
COMMON SHARE

Basic and Diluted		$.00		$.00	$.00

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES OUTSTANDING

Basic and Diluted		2,780,226		980,226	1,108,797

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	Common Stock		Additional Paid-In		Deficit Accumulated During The Development	Total Stockholders'
	Shares	Amount	Capital		Stage	Equity

Balance at January 1, 2005	980,226	$980	$-	$	(980)	$-

Accounts Payable
Paid by stockholders and
donated to the company	-	-	2,000		-	2,000

Net (loss) for the six months
ended June 30, 2005	-	-	-		2,000	(2,000)

Balance at June 30, 2005	980,226	$980	$2,000	$	(2,980)	-

Balance at January 1, 2006	980,226	$980	$2,000	$	(2,980)	-

Common Stock
Issue for consulting services	1,800,000	1,800	13,800		-	15,000

Accounts Payable
Paid by stockholders and
donated to the company	-	-	718		-	718

Net (loss) for the six
months ended
June 30, 2006	-	-	-		(21,422)	(21,422)

Balance at June 30, 2006	2,780,226	$2,480	$15,918	$	(24,402)	(5,704)

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
AND FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO JUNE 30, 2006
(UNAUDITED)

	For The Six Months Ended June 30,				May 25, 1999 (Date of Inception) to
	2006		2005		June 30, 2006

CASH FLOWS FROM
OPERATING ACTIVITIES
Net (loss)	$	(21,422)	$	(2,000)	$ (24,402)
Adjustments to reconcile
net (loss) to net cash
(used) by operating activities:
Consulting services paid
with common stock		15,000		-	15,000
Changes in operating
assets and liabilities:
Accounts payable		5,704		-	5,704

NET CASH (USED) BY
OPERATING ACTIVITIES		(718)		(2,000)	(3,698)

CASH FLOWS FROM
INVESTING ACTIVITIES		-		-	-

CASH FLOWS FROM
FINANCING ACTIVITIES
Expenses paid by stockholders
and donated to the company		718		2,000	3,698

NET CASH PROVIDED BY
FINANCING ACTIVITIES		718		2,000	3,698

NET INCREASE IN CASH AND
CASH EQUIVALENTS		-		-	-

CASH AND CASH
EQUIVALENTS, AT
BEGINNING OF PERIOD		-		-	-

CASH AND CASH
EQUIVALENTS, AT
END OF PERIOD		$-		$-	$-

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
AND FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO JUNE 30, 2006
(UNAUDITED)

	For The Six Months Ended June 30,		May 25, 1999 (Date of Inception) to
	2006	2005	June 30, 2006

SUPPLEMENTARY
DISCLOSURE OF CASH
INFORMATION

CASH PAID DURING
THE YEAR FOR:

Interest	$-	$-	$-

Taxes	$-	$-	$-

SCHEDULE OF NON-CASH
INVESTING AND
FINANCING ACTIVITIES

Expenses paid by stockholders
and donated to the Company	$718	$2,000	$3,698
Stock issued for services	$15,000	$-	$15,000

See Accompanying Notes.

AABB, INC.
CONDENSED NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

NOTE 1 NATURE OF BUSINESS AND HISTORY OF COMPANY

General

The interim financial statements of the Company are condensed and do not include some of the information necessary to obtain a complete understanding of the financial data. Management believes that all adjustments necessary for a fair presentation of results have been included in the unaudited financial statements for the interim periods presented. Operating results for the six month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. Accordingly, your attention is directed to footnote disclosures found in the December 31, 2005 Annual Report and particularly to Note 1 which includes a summary of significant accounting policies.

NOTE 2	GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplated the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has no sources of capital and is seeking a merger candidate that it can acquire through the issuance of its common stock.

NOTE 3	STOCK TRANSACTIONS

On January 1, 2006 the Company issued 1,800,000 shares of common stock for services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
AABB, Inc.

We have audited the accompanying balance sheets of AABB, Inc. as of December 31, 2005 and December 31, 2004 and the related statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AABB, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the two years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Kansas City, Missouri
April 19, 2006

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	December 31, 2005	December 31, 2004

ASSETS

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	$-	$-

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value;
Authorized - 25,000,000 shares
Issued and outstanding 980,226 shares	980	980
Additional paid-in capital	2,000	-
Deficit accumulated during the development stage	(2,980)	(980)

TOTAL STOCKHOLDERS’ EQUITY	-	-

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$-	$-

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004
AND FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO DECEMBER 31, 2005

	For The Years Ended December 31,			May 25, 1999 (Date of Inception) to
	2005		2004	December 31, 2005

REVENUES		$-	$-	$-

OPERATING EXPENSES		2,000	-	2,980

NET (LOSS)	$	(2,000)	$-	$ (2,980)

NET (LOSS) PER COMMON SHARE

Basic and Diluted		$.00	$.00	$.00

WEIGHTED AVERAGE NUMBER
OF COMMON SHARES
OUTSTANDING

Basic and Diluted		980,226	980,226	980,226

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO DECEMBER 31, 2005

	Common Stock		Additional Paid-In		Deficit Accumulated During The Development	Total Stockholders'
	Shares	Amount	Capital		Stage	Equity

May 25, 1999, issued by
the Final Decree in
Bankruptcy of Diagnostic
International, Inc.	980,226	$980	$-		$(980)	-

Balance, December 31, 2003	980,226	980	-		( 980	-

Net (loss) for the year
ended December 31, 2004	-	-	-		-	-

Balance, December 31, 2004	980,226	980	-		(980)	-

Expenses paid by a
stockholder and donated
to the Company	-	-	2,000		-	2,000

Net (loss) for the year
ended December 31, 2005	-	-	-		(2,000)	(2,000)

Balance, December 31, 2005	980,226	$980	$2,000	$	(2,980)	-

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004 AND
FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO DECEMBER 31, 2005

	For The Years Ended December 31,			May 25, 1999 (Date of Inception) to
	2005		2004	December 31, 2005

CASH FLOWS FROM
OPERATING ACTIVITIES

Net (loss)	$	(2,000)	$-	$ (2,980)

NET CASH FLOWS (USED) BY
OPERATING ACTIVITIES		(2,000)	-	(2,980)

CASH FLOWS FROM INVESTING
ACTIVITIES		-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Expense paid by stockholder
and donated to the company		2,000	-	2,980

NET CASH FLOWS PROVIDED
BY FINANCING ACTIVITIES		2,000	-	2,980

NET INCREASE IN CASH AND
CASH EQUIVALENTS		-	-	-

CASH AND CASH EQUIVALENTS,
AT BEGINNING OF YEAR		-	-	-

CASH AND CASH EQUIVALENTS,
AT END OF YEAR		$-	$-	$-

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED
DECEMBER 31, 2005 AND 2004 AND
FOR THE PERIOD FROM MAY 25, 1999
(DATE OF INCEPTION) TO DECEMBER 31, 2005

	For The Years Ended December 31,		May 25, 1999 (Date of Inception) to
	2005	2004	December 31, 2005

SUPPLEMENTARY DISCLOSURE
OF CASH INFORMATION

CASH PAID DURING THE YEAR FOR:

Interest	$-	$-	$-

Taxes	$-	$-	$-

SCHEDULE OF NON-CASH
INVESTING AND FINANCING
ACTIVITIES

Expenses paid by a stockholder
and donated to the Company	$2,000	$-	$2,980

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF BUSINESS AND HISTORY OF COMPANY

AABB, Inc. (The Company) was incorporated on May 25, 1999 in the state of Nevada as a stipulation in the Final Decree in Bankruptcy of Diagnostic International, Inc. The creditors of Diagnostic International, Inc. received 980,226 shares of AABB, Inc. in final payment of the funds they were owed from Diagnostic International, Inc.

The Company’s current operations consist primarily of professional fees to maintain the corporate shell.

Basis of Presentation

The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business.

Development Stage Operations

The Company is in the development stage of operations. According to the Financial Accounting Standards Board of The Financial Accounting Foundation, a development stage Company is defined as a company that devotes most of its activities to establishing a new business activity. In addition, planned principal activities have not commenced, or have commenced and have not yet produced significant revenue.

Net Income (Loss) Per Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net income (loss) per share are excluded.

See Accompanying Notes.

AABB, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 NATURE OF BUSINESS AND HISTORY OF COMPANY (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Current estimates include but are not limited to the value of options issued for services. Actual results could differ from those estimates.

Recently-Issued Accounting Standards Not Yet Adopted

There currently are no recently issued accounting standards with pending adoptions that have any applicability to the Company.

NOTE 2 GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplated the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has no sources of capital and is seeking a merger candidate that it can acquire through the issuance of its common stock.

NOTE 3 VALUE OF COMMON SHARES ISSUED

On May 25, 1999, the Company issued 980,226 shares of common stock to the creditors of Diagnostic International, Inc. in accordance with the Final Decree in Bankruptcy. No value was assigned to the shares issued.

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
CONDENSED BALANCE SHEETS
JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

ASSETS
Cash	$86,713	$26,993
Land and development costs for
Bankston Meadows subdivision	2,028,302	4,476,881

TOTAL ASSETS	$2,115,015	$4,503,874

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$111,073	$-
Retainage payable	-	135,579
Land development loans payable and accrued interest	754,146	4,112,387
Notes payable and accrued interest - Don Bankston	314,404	294,535

TOTAL LIABILITIES	1,179,623	4,542,501

MEMBERS' EQUITY (DEFICIT)	935,392	(38,627)

TOTAL LIABILITIES AND
MEMBER’S EQUITY (DEFICIT)	$2,115,015	$4,503,874

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
CONDENSED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

REVENUES - SALE OF LOTS
2006 - 36 Lots	$1,435,520		$-

COST OF SALES	961,666		-

GROSS PROFIT	473,854		-

GENERAL AND
ADMINISTRATIVE EXPENSES
Accounting and legal fees	21,147		29,225
Property taxes	47,009		-
Other	1,914		-

TOTAL GENERAL AND
ADMINISTRATIVE EXPENSES	70,070		29,225

INCOME (LOSS) FROM OPERATIONS	403,784		(29,225)

INTEREST EXPENSE	55,505		5,665

NET INCOME (LOSS)	$348,279	$	(34,890)

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
CONDENSED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

BALANCE, BEGINNING OF PERIOD	$587,113	$	(3,737)

NET INCOME (LOSS) FOR THE SIX
MONTHS ENDED JUNE 30, 2006 AND 2005	348,279		(34,890)

BALANCE, END OF PERIOD	$935,392	$	(38,627)

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$348,279	$	(34,890)
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Interest paid by increases in notes payable
from Don Bankston	9,641		5,665
Changes in operating assets and liabilities:
Land and development costs	959,777		(633,052)
Accounts payable and accrued expenses	-		(54,245)

NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	1,317,697		(716,522)

CASH FLOWS FROM INVESTING ACTIVITIES	-		-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of land development loans payable	-		453,159
(Repayment) of land development loans payable	(1,279,928)		-
Proceeds from notes payable from Don Bankston	-		288,870

NET CASH PROVIDED (USED) BY
FINANCING ACTIVITIES	(1,279,928)		742,029

NET INCREASE IN CASH
AND CASH EQUIVALENTS	37,769		25,507

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	48,944		1,486

CASH AND CASH EQUIVALENTS,
END OF YEAR	$86,713		$26,993

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
CONDENSED STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	2006	2005

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION

Cash paid for interest	$45,864	$115,504

Cash paid for taxes	$-	$-

SCHEDULE OF NON-CASH FINANCING
ACTIVITIES:

Interest on notes payable from Don Bankston
by increases in notes payable from Don Bankston	$9,641	$5,665

See Accompanying Notes.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Genesis Land Development, LLC was formed on September 8, 2003 in the state of Texas. The Company is engaged in the business of developing vacant land into single family residential lots.

Limited Liability Company

Since the Company is a limited liability Company, no member, manager, agent or employee of the Company shall be personally liable for the debts, obligations, or liabilities of the Company.

Duration of Business

The Articles of Organization state that the Company shall dissolve upon written consent of the members.

Basis of Presentation

The financial statements are presented on the accrual basis of accounting.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales and Profit Recognition

In accordance with statement of financial accounting standard (“SFAS”) No. 66, “Accounting for Sales of Real Estate,” development land sales will be recognized at closing when sufficient down payments have been obtained, possession and other attributes of ownership have been transferred to the buyer and the Company has no significant continuing involvement.

The costs of acquiring and developing land are accumulated and will be charged to cost of sales as the related inventories are sold.

Income Taxes

The financial statements do not include a provision for income taxes because the Company has elected to be taxed as a partnership for federal or state income taxes. The Company’s net income is included in the member’s income tax returns and is taxed at the member’s tax rates.

Long-Lived Assets

Statement of Financial Accounting Standards No. 121. “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. This standard did not have a material effect on the Company’s results of operations, cash flows or financial position.

NOTE 2 OPTION AGREEMENT

On June 3, 2005, the Company entered into an option agreement to sell 172 lots to Well Homes, Inc. under the following terms and conditions:

1.	Sales price - 172 lots at $38,500 plus 6% annual increases from June 13, 2005, for a total of $6,622,000.

2.	Lot closing schedule:

1st closing - at date of closing - 60 lots at $38,500 on July 11, 2005.

2nd closing - 6 months from initial closing - 28 lots at $38,500 plus 6% annual increases.

3rd to final closing - every 6 months - 28 lots each closing at $38,500 plus 6% annual increases.

3. All required releases have been made as of June 30, 2006.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2006 AND 2005
(UNAUDITED)

NOTE 3 LAND AND DEVELOPMENT COSTS FOR BANKSTON MEADOWS SUBDIVISION

The costs incurred as of June 30, 2006 and 2005 for the development of the Bankston Meadows Subdivision include land, construction costs, including hard and soft costs, capitalized interest, capitalized property taxes and amortization of loan costs.

NOTE 4  LAND DEVELOPMENT LOAN PAYABLE AGREEMENT

On October 1, 2003, the Company received a land development loan for $3,625,000 from Texas Bank for developing land into the proposed Bankston Meadows Subdivision. The details of the loan are as follows:

1.	Maximum loan amount - $3,625,000.

2.	Interest rate - The greater of prime plus 1% or 6%. The interest rate at June 30, 2006 and June 30, 2005 was 9.00% and 7.25%, respectively.

3.	Maturity - October 1, 2006.

4.	Security - Land and improvements in Bankston Meadows Subdivision.

5.	The loan was paid off on July 12, 2006.

6.	Personal guarantors - Larry Don Bankston.

7.	Balance due at June 30, 2006 and 2005 was $754,146 and $3,625,000, respectively.

8.	Deed releases - 90% of sales proceeds per lot.

NOTE 5 NOTE PAYABLE, TEXAS BANK

On October 13, 2004, the Company received a $417,000 note from Texas Bank. The loan bears interest at prime plus 1% payable quarterly, is secured by the land on the proposed Bankston Meadows Subdivision, and matures on October 13, 2006. Principal is due at the maturity of the loan. The principal balance at June 30, 2006 and 2005 was $0.00 and $417,000, respectively.

The interest rate was 7.25% at June 30, 2005. The loan was paid-off on January 13, 2006.

NOTE 6 NOTES PAYABLE, DON BANKSTON

The Company entered into seven notes payable dated from January 28, 2005 through April 29, 2005 payable to Don Bankston. The loans bear interest at a rate of 7%. Principal is due on demand. The principal and accrued interest balance at June 30, 2006 and 2005 was $314,404 and $294,535, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Directors
Genesis Land Development, LLC

We have audited the accompanying balance sheets of Genesis Land Development, LLC as of December 31, 2005 and December 31, 2004 and the related statements of operations, shareholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genesis Land Development, LLC as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the two years in the period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC
Kansas City, Missouri
April 19, 2006

GENESIS LAND DEVELOPMENT, LLC
BALANCE SHEET
DECEMBER 31, 2005 AND 2004

	2005	2004

ASSETS
Cash	$48,944	$1,486
Land and development costs for
Bankston Meadows subdivision	2,988,079	3,843,829

TOTAL ASSETS	$3,037,023	$3,845,315

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$111,073	$54,245
Retainage payable	-	135,579
Land development loans payable	2,034,074	3,659,228
Notes payable and accrued interest - Don Bankston	304,763	-

TOTAL LIABILITIES	2,449,910	3,849,052

MEMBERS' EQUITY	587,113	(3,737)

	$3,037,023	$3,845,315

See Accompanying Notes and Independent Auditors’ Report.

GENESIS LAND DEVELOPMENT, LLC
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

REVENUES - SALE OF 60 LOTS	$2,310,000		$-

COST OF SALES	1,600,757		-

GROSS PROFIT	709,243		-

GENERAL AND
ADMINISTRATIVE EXPENSES	60,870		2,801

INCOME (LOSS) FROM OPERATIONS	648,373		(2,801)

INTEREST EXPENSE	57,523		-

NET INCOME (LOSS)	$590,850	$	(2,801)

See Accompanying Notes and Independent Auditors’ Report.

GENESIS LAND DEVELOPMENT, LLC
STATEMENTS OF MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Total		Fifty-Four Nine-Six Enterprises Inc.		23 Enterprises Inc.		Bankston Third Family L.P.		Jim Meek		Scott Meek

Balance, January 1, 2004	$	(936)	$	(134)	$	(312)	$	(312)	$	(131)	$	(47)

Net (loss) for the year ended
December 31, 2004		(2,801)		(201)		(462)		(1,872)		(196)		(70)

Transfer capital to Bankston Third
Family LP		-		335		774		(1,553)		327		117

Balance, December 31, 2004		(3,737)		-		-		(3,737)		-		-

Net income for the year ended
December 31, 2005		590,850		-		-		590,850		-		-

Balance, December 31, 2005		$587,113		$-		$-		$587,113		$-		$-

Reconciliation of members’
ownership interest

January 1, 2004				14.33%		33.33%		33.34%		14.00%		5.00%

July 1, 2004 transfer to
Bankston Third Family LLP				(14.33)		(33.33)		66.66		(14.00)		(5.00)

December 31, 2004 and December 31, 2005				0%		0%		100.00%		0.00%		0.00%

See Accompanying Notes and Independent Auditors’ Report.

GENESIS LAND DEVELOPMENT, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$590,850	$	(2,801)
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Interest paid by increases in notes payable to
Don Bankston	61,259		-
Changes in operating assets and liabilities:
Land and development costs	855,750		(2,409,167)
Accounts payable and accrued expenses	56,828		39,589
Retainage payable	(135,579)		74,608

NET CASH PROVIDED (USED) BY
OPERATING ACTIVITIES	1,429,108		(2,297,771)

CASH FLOWS FROM INVESTING ACTIVITIES	-		-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of land development loan payable	382,772		2,297,616
(Repayment) of land development loan payable	(2,007,926)		-
Proceeds from notes payable and accrued
interest to Don Bankston	243,504		-

NET CASH PROVIDED (USED) BY
FINANCING ACTIVITIES	(1,381,650)		2,297,616

See Accompanying Notes and Independent Auditors’ Report.

GENESIS LAND DEVELOPMENT, LLC
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	$47,458	$	(155)

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	1,486		1,641

CASH AND CASH EQUIVALENTS,
END OF YEAR	$48,944		$1,486

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION

Cash paid for interest	$270,548		$112,544

Cash paid for taxes	$-		$-

SCHEDULE OF NON-CASH FINANCING
ACTIVITIES:

Interest paid by increases in notes
payable to Don Bankston	$61,259		$0

See Accompanying Notes and Independent Auditors’ Report.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Genesis Land Development, LLC was formed on September 8, 2003 in the state of Texas. The Company is engaged in the business of developing vacant land into single family residential lots.

Duration of Business

The Articles of Organization state that the Company shall dissolve upon written consent of the members.

Basis of Presentation

The financial statements are presented on the accrual basis of accounting.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Sales and Profit Recognition

In accordance with statement of financial accounting standard (“SFAS”) No. 66, “Accounting for Sales of Real Estate,” development land sales will be recognized at closing when sufficient down payments have been obtained, possession and other attributes of ownership have been transferred to the buyer and the Company has no significant continuing involvement.

The costs of acquiring and developing land are accumulated and will be charged to cost of sales as the related inventories are sold.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The financial statements do not include a provision for income taxes because the Company has elected to be taxed as a partnership for federal or state income taxes. The Company’s net income is included in the members’ income tax returns and is taxed at the members’ tax rates.

Long-Lived Assets

Statement of Financial Accounting Standards No. 121. “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. This standard did not have a material effect on the Company’s results of operations, cash flows or financial position.

Disclosures About Fair Value of Financial Instruments

The Company estimates that the fair value of financial instruments at December 31, 2005 and 2004 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amount that the Company could realize in a current market exchange.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary assets - an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. There was no material impact from adoption of this standard.

Recently Issued Accounting Standards Not Yet Adopted

There currently are no recently issued accounting standards with pending adoptions that have any applicability to the Company.

NOTE 2 OPTION AGREEMENT

On June 3, 2005, the company entered into an option agreement to sell 172 lots to Well Homes, Inc. under the following terms and conditions:

3.	Sales price - 172 lots at $38,500 for a total of $6,622,000. The price increases 6% each year.

4.	Lot closing schedule:

1st closing - at date of closing - 60 lots at $38,500

2nd closing - 6 months from initial closing - 28 lots at $38,500 plus 6%

3rd to final closing - every 6 months - 28 lots each closing at $38,500 plus 6%

As of January 13, 2006, the Company received payment on the 1st and 2nd closings.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 3 LAND AND DEVELOPMENT COSTS FOR BANKSTON MEADOWS SUBDIVISION

The costs incurred for the development of the Bankston Meadows Subdivision include land, construction costs, including hard and soft costs, capitalized interest, capitalized property taxes and amortization of loan costs.

NOTE 4  LAND DEVELOPMENT LOAN PAYABLE AGREEMENT

On October 1, 2003, the Company received a land development loan for $3,625,000 from Texas Bank for developing land into the proposed Bankston Meadows Subdivision. The details of the loan are as follows:

9.	Maximum loan amount - $3,625,000.

10.	Interest rate - The greater of prime plus 1% or 6%. The interest rate ranged from 6.4% to 8.25% during the year.

11.	Maturity - October 1, 2006.

12.	Security - Land and improvements in Bankston Meadows Subdivision.

13.	Personal guarantors - Larry Don Bankston.

14.	Balance due at December 31, 2005 and 2004 was $1,617,074 and $3,625,000, respectively.

15.	Interest rate at December 31, 2005 and 2004 - 8.25% and 6%, respectively.

16.	Deed releases - 90% of sales proceeds per lot.

NOTE 5 NOTE PAYABLE, TEXAS BANK

On October 13, 2004, the Company received a $417,000 note from Texas Bank. The loan bears interest at prime plus 1% payable quarterly (8.25% at December 31, 2005) is secured by the land on the proposed Bankston Meadows Subdivision, and matures on October 13, 2006. Principal is due at the maturity of the loan. The principal balance at December 31, 2005 and 2004 was $417,000 and $34,228, respectively.

GENESIS LAND DEVELOPMENT, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 6 NOTES PAYABLE, DON BANKSTON

The Company entered into seven notes payable dated from January 28, 2005 through April 29, 2005 payable to Don Bankston. The loans bear interest at a rate of 7%. Principal is due on demand. The principal and accrued interest balance at December 31, 2005 was $304,763.

NOTE 7 INTEREST EXPENSE

Interest expense for the years ended, December 31, 2005 and 2004 were $57,523 and $-0-, respectively. In addition, interest costs were capitalized as part of the development costs for the Bankston Meadows Subdivision. Capitalized interest costs for the years ended December 31, 2005 and 2004 were $174,694 and $152,133, respectively.

NOTE 8 RELATED PARTY TRANSACTION

On September 30, 2003, the Company acquired the land for the subdivision from Don Bankston and valued the land at $744,634.

Part II: Information Not Required by Prospectus

ITEM 24:INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada law. The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM25:OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this registration statement, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants. It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $100,000.00. This includes:

Attorney fees	$50,000.00
CPA fees	__,000.00
Consultant fees	__,000.00
SEC filing fee	674.10
NASD filing fee	0.00
Transfer agent	__,000.00
Material fees (postage, copies)	__,000.00
Total	$100,000.00

ITEM 26: RECENT SALES OF UNREGISTERED SECURITIES

On January 1, 2006, the Company issued 1,800,000 shares to William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital in exchange for consulting services provided by William Lane, RD Bickerstaff, Laura Poulson, and Heritage West Capital pursuant to Consulting Agreements of even date therewith. The transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On July 1, 2006, the Company issued 19,000,000 shares to the Bankston Third Family Limited Partnership as part of the Company’s acquisition of Genesis. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27: EXHIBITS SCHEDULE

The exhibits marked with an "*" were filed with the Company's original Form 8-A12G on August 10, 2001. The remaining exhibits are filled with this registration statement.

Exhibit	Description
*3.1	Articles of Incorporation
*3.2	By-Laws
5.1	Opinion of Keller Rohrback, PLC
10.1	Agreement of Purchase and Sale dated June 3, 2005 by and between Genesis Land Development, LLC and Well Homes, Inc.
10.2	Consulting Agreement dated January 1, 2006, by and between AABB, Inc. and William E. Lane

10.3	Consulting Agreement dated January 1, 2006, by and between AABB, Inc. and RD Bickerstaff
10.4	Consulting Agreement dated January 1, 2006, by and between AABB, Inc. and Laura Poulson
10.5	Consulting Agreement dated January 1, 2006, by and between AABB, Inc. and Heritage West Capital
10.6	Merger Agreement, dated July 1, 2006, by and among AABB, Inc., AABB Acquisition Sub, Inc., Genesis Land Development, LLC and certain shareholders
23.1	Consent of Keller Rohrback, P.L.C. (included in Exhibit 5.1)
23.2	Consent of Weaver & Martin, LLC

ITEM 28: UNDERTAKING

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)  include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  reflect in the prospectus any facts or events which, individually or, together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.  To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. For the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on September 15, 2006.

Genesis Holdings, Inc.

By: /s/ Jason Pratte
Jason Pratte
President and CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jason Pratte	President, CEO, Principal Financial	September 15, 2006
Jason Pratte	Officer and, Director Principal Accounting Officer

/s/ Larry Don Bankston	Director	September 15, 2006
Larry Don Bankston